Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Strong

2017 Financial Results,

Affirms Significant 2018 Guidance Increase

Full-Year Highlights

•	Sales of $7.2 billion, an increase of $1.4 billion, growth of 24 percent

•	Net income attributable to Dana of $111 million; diluted EPS of $0.71, inclusive of $186 million one-time, non-cash charge due to U.S. tax reform

•	Adjusted EBITDA of $835 million, providing a margin of 11.6 percent, an expansion of 30 basis points

•	Diluted adjusted EPS of $2.52, improvement of 30 percent over 2016

•	Operating cash flow of $554 million

•	Free cash flow of $161 million, 160 percent improvement over 2016, including $393 million of capital investment to support new business growth

•	Strong sales backlog of $800 million, an increase of $50 million or 7 percent over prior three-year backlog

•	Two-year total shareholder return of 137 percent

MAUMEE, Ohio, U.S.A., Feb. 13, 2018 – Dana Incorporated (NYSE: DAN) today announced strong financial results for 2017 and affirmed 2018 guidance.

“Due to the talents, dedication, and hard work of the more than 30,000 Dana associates, 2017 proved to be a fantastic year as we delivered both organic and inorganic growth,” said James Kamsickas, Dana president and chief executive officer. “Every year since 2015, we increased adjusted EBITDA, and with appreciation and dividends, our shareholders have realized total returns of more than 130 percent during that time. By leveraging the key principles of our enterprise strategy, beginning with a keen focus on our great customers, we have established a strong foundation for our future success.”

Fourth-Quarter 2017 Financial Results

Sales for the fourth quarter of 2017 totaled $1.84 billion, compared with $1.45 billion in the same period of 2016, representing a 27 percent increase. The increase was largely attributable to higher end-market demand in all business units, conversion of sales backlog, and favorable currency.

Dana reported a net loss of $104 million for the fourth quarter of 2017, compared with net income of $485 million in the same period of 2016. Nonrecurring tax effects and divestitures of businesses impacted both periods. The fourth quarter of 2017 included a one-time, non-cash charge of $186 million due to enactment of the U.S. tax reform legislation on Dec. 22, 2017. This was partially offset by $27 million of state income tax valuation allowance release. A charge of $27 million for the disposition of a suspension parts business in Brazil also impacted fourth-quarter 2017 results. In the fourth quarter of 2016, a tax benefit of $501 million from the release of income tax valuation allowances against U.S. deferred tax assets was recognized. This benefit was offset in part by a $23 million net addition to income tax valuation allowances provided in other countries and an after-tax charge of $52 million for divestitures of businesses. Excluding these one-time income tax and divestiture impacts, fourth-quarter net income was $82 million in 2017 and $59 million in 2016, reflecting, in part, the increased operating earnings associated with higher sales.

Reported diluted earnings per share were a loss of $0.74 in the fourth quarter of 2017, inclusive of the charge for U.S. tax reform, compared with earnings per share of $3.34 in 2016 that included the benefit of the release of income tax valuation allowances.

Adjusted EBITDA for the fourth quarter of 2017 was $197 million, a $31 million increase over the same period last year. Last year’s fourth quarter benefited from $8 million of gains in the Dana Companies subsidiary that was divested at the end of 2016. Profit in 2017 benefited from higher end-market demand and conversion of the sales backlog as well as earnings from acquisitions completed in the first quarter of 2017.

Diluted adjusted earnings per share, which excludes the above-mentioned nonrecurring income tax and divestiture effects along with other items, were $0.62 in the fourth quarter of 2017, compared with $0.59 in the same period last year.

Operating cash flow in the fourth quarter of 2017 was $193 million, compared with $202 million in the same period of 2016. Inclusive of capital spending of $142 million in the fourth quarter of 2017, free cash flow was $51 million, $27 million lower, compared with the fourth quarter of 2016, due to the timing of interest payments, higher transaction costs associated with recent acquisitions, higher working capital requirements, and an increased level of capital spending to support new business.

Full-Year 2017 Financial Results

Sales for 2017 were $7.21 billion, $1.38 billion higher compared with 2016. Strong market demand and conversion of new business wins provided a combined organic increase in sales of approximately $800 million. Recent acquisitions increased sales by an additional $500 million.

Net income in 2017 was $111 million, compared with net income of $640 million in 2016. Excluding the fourth-quarter nonrecurring tax and divestiture items referenced above, net income was $297 million in 2017 and $214 million in 2016. The increase, exclusive of fourth-quarter nonrecurring items, is primarily attributable to increased operating earnings associated with higher sales. Year-over-year net income also benefited from lower restructuring and interest expense. Partially offsetting these impacts were a higher level of acquisition-related transaction and integration costs in 2017, as well as one-time gains in 2016 realized by a divested business.

Adjusted EBITDA for 2017 was $835 million, or 11.6 percent of sales, 30 basis points higher than 2016. Higher sales volume in all product groups and recent acquisitions added $143 million and $52 million respectively to the comparison, with an offset for $15 million of gains in 2016 associated with the divested Dana Companies subsidiary.

Diluted earnings per share were $0.71 for 2017, compared with $4.36 in 2016, primarily reflecting the nonrecurring tax expense in 2017, and nonrecurring tax benefit in 2016 discussed above. Diluted adjusted earnings per share for 2017 were $2.52, compared with $1.94 in 2016, a 30 percent increase, primarily reflecting the higher year-over-year earnings improvement.

The company reported operating cash flow of $554 million in 2017, an improvement of $170 million compared with 2016, driven by higher earnings. Investment requirements for new customer programs resulted in increased capital spending, with capital expenditures of $393 million in 2017, compared with $322 million in 2016. Resulting free cash flow was $161 million in 2017, compared with $62 million in 2016.

Company Affirms 2018 Guidance

Strong end-market demand and the new-business backlog are driving an expected 6 percent sales growth in 2018. Continued strong demand for key light-truck programs is expected into 2018, as is higher end-market demand for off-highway equipment and commercial vehicles. Increased sales from the new-business backlog are expected to add approximately $300 million, and improved end-market demand is expected to accrete $100 million.

Adjusted EBITDA in 2018 is expected to improve by approximately $100 million, or 70 basis points of margin improvement. This improvement is driven primarily by higher sales levels, ongoing efficiency improvements, and acquisition synergies.

“Our outstanding financial performance in 2017 – driven by organic and inorganic sales growth of 24 percent combined with strong profit margin, cash flow generation, and progressively higher 2018 expectations – has solidified our trajectory toward achieving our long-term targets,” said Jonathan Collins, executive vice president and chief financial officer of Dana.”

2018 Full-Year Financial Targets

•	Sales of $7.5 to $7.7 billion;

•	Adjusted EBITDA of $910 to $960 million, an implied adjusted EBITDA margin of approximately 12.3 percent;

•	Diluted adjusted EPS[1] of $2.60 to $2.90;

•	Operating cash flow of approximately 7.5 percent of sales;

•	Capital spending of approximately 4.0 percent of sales; and

•	Free cash flow of approximately 3.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Share Repurchase Program

Dana previously announced that its board of directors approved a new share repurchase program, authorizing the purchase of up to $100 million of common shares over the next two years. The company expects any shares repurchased to be in the open market or through privately negotiated transactions and expects to have sufficient free cash flow and liquidity during this period to support this initiative. Execution under this program is subject to prevailing market conditions, available growth opportunities, and other considerations.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 9 a.m. EST today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 1385579 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EST.

An audio recording of the webcast will be available after 5 p.m. EST on Feb. 13 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 1385579. A webcast replay will also be available after 5 p.m. EST and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported sales of $7.2 billion in 2017. Dana is ranked among the Drucker Institute’s listing of the 250 most effectively managed companies. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

	Three Months Ended
(In millions, except per share amounts)	December 31,
	2017	2016
Net sales	$1,837	$1,447
Costs and expenses
Cost of sales	1,583	1,243
Selling, general and administrative expenses	132	103
Amortization of intangibles	2	2
Restructuring charges, net		13
Loss on disposal group held for sale	(27)
Loss on sale of subsidiaries		(80)
Other income (expense), net	(1)	9

Earnings before interest and income taxes	92	15
Interest income	3	5
Interest expense	23	29

Earnings (loss) before income taxes	72	(9)
Income tax expense (benefit)	189	(490)
Equity in earnings of affiliates	7	8

Net income (loss)	(110)	489
Less: Noncontrolling interests net loss	(3)	4
Less: Redeemable noncontrolling interests net loss	(3)

Net income (loss) attributable to the parent company	$(104)	$485

Net income (loss) per share available to common stockholders
Basic	$(0.74)	$3.37
Diluted	$(0.74)	$3.34

Weighted-average shares outstanding - Basic	145.4	144.1
Weighted-average shares outstanding - Diluted	145.4	145.3

Cash dividends declared per share	$0.06	$0.06

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2017 and 2016

	Year Ended
(In millions, except per share amounts)	December 31,
	2017	2016
Net sales	$7,209	$5,826
Costs and expenses
Cost of sales	6,147	4,982
Selling, general and administrative expenses	511	406
Amortization of intangibles	11	8
Restructuring charges, net	14	36
Loss on disposal group held for sale	(27)
Loss on sale of subsidiaries		(80)
Other income (expense), net	(9)	18

Earnings before interest and income taxes	490	332
Loss on extinguishment of debt	(19)	(17)
Interest income	11	13
Interest expense	102	113

Earnings before income taxes	380	215
Income tax expense (benefit)	283	(424)
Equity in earnings of affiliates	19	14

Net income	116	653
Less: Noncontrolling interests net income	10	13
Less: Redeemable noncontrolling interests net loss	(5)

Net income attributable to the parent company	$111	$640

Net income per share available to common stockholders
Basic	$0.72	$4.38
Diluted	$0.71	$4.36

Weighted-average shares outstanding - Basic	145.1	146.0
Weighted-average shares outstanding - Diluted	146.9	146.8

Cash dividends declared per share	$0.24	$0.24

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

	Three Months Ended
(In millions)	December 31,
	2017	2016
Net income	$(110)	$489
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(12)	(39)
Hedging gains and losses	(17)	(9)
Investment and other gains and losses	2
Defined benefit plans	(35)	(52)

Other comprehensive loss	(62)	(100)

Total comprehensive income (loss)	(172)	389
Less: Comprehensive (income) loss attributable to noncontrolling interests	1	(1)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	2

Comprehensive income (loss) attributable to the parent company	$(169)	$388

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2017 and 2016

	Year Ended
(In millions)	December 31,
	2017	2016
Net income	$116	$653
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(14)	(41)
Hedging gains and losses	(30)	(30)
Investment and other gains and losses	2	(2)
Defined benefit plans	(6)	(39)

Other comprehensive loss	(48)	(112)

Total comprehensive income	68	541
Less: Comprehensive income attributable to noncontrolling interests	(17)	(11)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	2

Comprehensive income attributable to the parent company	$53	$530

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2017 and December 31, 2016

(In millions, except share and per share amounts)	December 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$603	$707
Marketable securities	40	30
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2017 and $6 in 2016	994	721
Other	172	110
Inventories	969	638
Other current assets	97	78
Current assets of disposal group held for sale	7

Total current assets	2,882	2,284
Goodwill	127	90
Intangibles	174	109
Deferred tax assets	420	588
Other noncurrent assets	71	226
Investments in affiliates	163	150
Property, plant and equipment, net	1,807	1,413

Total assets	$5,644	$4,860

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$40	$69
Accounts payable	1,165	819
Accrued payroll and employee benefits	219	149
Taxes on income	53	15
Other accrued liabilities	220	201
Current liabilities of disposal group held for sale	5

Total current liabilities	1,702	1,253
Long-term debt, less debt issuance costs of $22 in 2017 and $21 in 2016	1,759	1,595
Pension and postretirement obligations	607	565
Other noncurrent liabilities	413	205
Noncurrent liabilities of disposal group held for sale	2

Total liabilities	4,483	3,618

Commitments and contingencies
Redeemable noncontrolling interest	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,984,050 and 143,938,280 shares outstanding	2	2
Additional paid-in capital	2,354	2,327
Retained earnings	86	195
Treasury stock, at cost (7,001,017 and 6,812,784 shares)	(87)	(83)
Accumulated other comprehensive loss	(1,342)	(1,284)

Total parent company stockholders’ equity	1,013	1,157
Noncontrolling interests	101	85

Total equity	1,114	1,242

Total liabilities and equity	$5,644	$4,860

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

	Three Months Ended
(In millions)	December 31,
	2017	2016
Operating activities
Net income	$(110)	$489
Depreciation	58	44
Amortization of intangibles	3	2
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(5)	(6)
Stock compensation expense	6	6
Deferred income taxes	169	(481)
Pension contributions, net	(2)	(4)
Loss on sale of subsidiary		80
Loss on disposal group held for sale	27
Change in working capital	72	91
Change in other noncurrent assets and liabilities	(9)	(1)
Other, net	(17)	(19)

Net cash provided by operating activities (1)	193	202

Investing activities
Purchases of property, plant and equipment (1)	(142)	(124)
Acquisition of businesses, net of cash acquired	(3)	(60)
Purchases of marketable securities	(12)	(52)
Proceeds from maturities of marketable securities	11	14
Proceeds from sale of subsidiary		34
Other	3	10

Net cash used in investing activities	(143)	(178)

Financing activities
Net change in short-term debt	6	(5)
Repayment of long-term debt		(4)
Deferred financing payments		(1)
Dividends paid to common stockholders	(9)	(9)
Distributions to noncontrolling interests	(5)	(1)
Other	1	4

Net cash used in financing activities	(7)	(16)

Net increase in cash and cash equivalents	43	8
Cash and cash equivalents – beginning of period	558	727
Effect of exchange rate changes on cash balances	2	(28)

Cash and cash equivalents – end of period	$603	$707

(1)	Free cash flow of $51 in 2017 and $78 in 2016 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2017 and 2016

	Year Ended
(In millions)	December 31,
	2017	2016
Operating activities
Net income	$116	$653
Depreciation	220	173
Amortization of intangibles	13	9
Amortization of deferred financing charges	5	5
Call premium on debt	15	12
Write-off of deferred financing costs	4	5
Earnings of affiliates, net of dividends received	(3)	(3)
Stock compensation expense	23	17
Deferred income taxes	179	(480)
Pension contributions, net	(6)	(16)
(Gain) loss on sale of subsidiary	(3)	80
Loss on disposal group held for sale	27
Change in working capital	(8)	(51)
Change in other noncurrent assets and liabilities	(9)	(1)
Other, net	(19)	(19)

Net cash provided by operating activities (1)	554	384

Investing activities
Purchases of property, plant and equipment (1)	(393)	(322)
Acquisition of businesses, net of cash acquired	(187)	(78)
Purchases of marketable securities	(35)	(93)
Proceeds from sales of marketable securities	1	47
Proceeds from maturities of marketable securities	27	47
Proceeds from sale of subsidiary	3	34
Other	3

Net cash used in investing activities	(581)	(365)

Financing activities
Net change in short-term debt	(90)	9
Proceeds from long-term debt	676	441
Repayment of long-term debt	(640)	(382)
Call premium on debt	(15)	(12)
Deferred financing payments	(9)	(11)
Dividends paid to common stockholders	(35)	(35)
Distributions to noncontrolling interests	(12)	(17)
Repurchases of common stock		(81)
Other	5

Net cash used in financing activities	(120)	(88)

Net decrease in cash and cash equivalents	(147)	(69)
Cash and cash equivalents – beginning of period	707	791
Effect of exchange rate changes on cash balances	43	(15)

Cash and cash equivalents – end of period	$603	$707

(1)	Free cash flow of $161 in 2017 and $62 in 2016 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

	Three Months Ended
(In millions)	December 31,
	2017	2016
Sales
Light Vehicle	$803	$694
Commercial Vehicle	355	278
Off-Highway	414	217
Power Technologies	265	258

Total Sales	$1,837	$1,447

Segment EBITDA
Light Vehicle	$86	$77
Commercial Vehicle	25	15
Off-Highway	55	32
Power Technologies	36	38

Total Segment EBITDA	202	162
Corporate expense and other items, net	(5)	4

Adjusted EBITDA	$197	$166

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2017 and 2016

	Year Ended
(In millions)	December 31,
	2017	2016
Sales
Light Vehicle	$3,172	$2,607
Commercial Vehicle	1,412	1,254
Off-Highway	1,521	909
Power Technologies	1,104	1,056

Total Sales	$7,209	$5,826

Segment EBITDA
Light Vehicle	$359	$279
Commercial Vehicle	116	96
Off-Highway	212	129
Power Technologies	168	158

Total Segment EBITDA	855	662
Corporate expense and other items, net	(20)	(2)

Adjusted EBITDA	$835	$660

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

	Three Months Ended
(In millions)	December 31,
	2017	2016
Segment EBITDA	$202	$162
Corporate expense and other items, net	(5)	4

Adjusted EBITDA	197	166
Depreciation	(58)	(44)
Amortization of intangibles	(3)	(2)
Restructuring charges, net		(13)
Stock compensation expense	(6)	(6)
Strategic transaction expenses	(5)	(7)
Loss on disposal group held for sale	(27)
Loss on sale of subsidiaries		(80)
Other items	(6)	1

Earnings before interest and income taxes	92	15
Interest expense	(23)	(29)
Interest income	3	5

Earnings (loss) before income taxes	72	(9)
Income tax expense (benefit)	189	(490)
Equity in earnings of affiliates	7	8

Net income (loss)	$(110)	$489

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income

For the Year Ended December 31, 2017 and 2016

	Year Ended
(In millions)	December 31,
	2017	2016
Segment EBITDA	$855	$662
Corporate expense and other items, net	(20)	(2)

Adjusted EBITDA	835	660
Depreciation	(220)	(173)
Amortization of intangibles	(13)	(9)
Restructuring charges, net	(14)	(36)
Stock compensation expense	(23)	(17)
Strategic transaction expenses	(25)	(13)
Acquisition related inventory adjustments	(14)
Loss on disposal group held for sale	(27)
Loss on sale of subsidiaries		(80)
Other items	(9)

Earnings before interest and income taxes	490	332
Loss on extinguishment of debt	(19)	(17)
Interest expense	(102)	(113)
Interest income	11	13

Earnings before income taxes	380	215
Income tax expense (benefit)	283	(424)
Equity in earnings of affiliates	19	14

Net income	$116	$653

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2017 and 2016

(In millions, except per share amounts)

	Three Months Ended
	December 31,
	2017	2016
Net income attributable to parent company	$(104)	$485
Items impacting income before income taxes:
Restructuring charges		13
Amortization of intangibles	3	2
Loss on disposal group held for sale	27
Loss on sale of subsidiary		80
Strategic transaction expenses	5	7
Other items	2
Items impacting income taxes:
Net income tax benefits on items above	(1)	(33)
U.S. tax reform legislation	186
Release of U.S. federal valuation allowance		(501)
Valuation allowance (release) provision, net	(27)	23
Other nonrecurring tax adjustments	8	9
Items impacting noncontrolling interests	(7)

Adjusted net income	$92	$85

Diluted shares - as reported	145.4	145.3
Adjustment - common stock equivalents	2.2

Adjusted diluted shares	147.6	145.3

Diluted adjusted EPS	$0.62	$0.59

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2017 and 2016

(In millions, except per share amounts)

	Year Ended
	December 31,
	2017	2016
Net income attributable to parent company	$111	$640
Items impacting income before income taxes:
Restructuring charges	14	36
Amortization of intangibles	13	9
Loss on extinguishment of debt	19	17
Loss on disposal group held for sale	27
Loss (income) on sale of subsidiary	(3)	80
Strategic transaction expenses	25	13
Acquisition related inventory adjustments	14
Other items	8	(4)
Items impacting income taxes:
Net income tax benefits on items above	(18)	(45)
U.S. tax reform legislation	186
Release of U.S. federal valuation allowance		(501)
Valuation allowance (release) provision, net	(27)	23
Other nonrecurring tax adjustments	8	17
Items impacting noncontrolling interests	(7)

Adjusted net income	$370	$285

Diluted shares - as reported	146.9	146.8

Adjusted diluted shares	146.9	146.8

Diluted adjusted EPS	$2.52	$1.94